SCHEDULE 14A
                           SCHEDULE 14A INFORMATION
               PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                    THE SECURITIES EXCHANGE ACT OF 1934
                          ----------------------


Filed by the Registrant [x]

Filed by a Party other than the Registrant [x]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Definitive Proxy Statement

[X ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                          ----------------------

                         BURLINGTON NORTHERN INC.
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                         BURLINGTON NORTHERN INC.
                (NAME OF PERSON(S) FILING PROXY STATEMENT)

                          ----------------------

Payment of Filing Fee (Check the appropriate box): (/1/)

[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
     6(i)(3).

[x] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1)   Title of each class of securities to which transaction applies:
          Santa Fe Pacific Corporation common stock, par value $1.00 per share.

    (2)   Aggregate number of securities to which transactions applies:
          187,049,738 shares of Santa Fe Pacific Corporation common stock.

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: $49 1/2 (/2/)

    (4)   Proposed maximum aggregate value of transaction: $3,148,047,091
          (/2/)

  (/1/) The filing fee previously was paid with the initial filing of the preliminary proxy materials on August 8, 1994 and with the filing of two Registration Statements on Form S-4 on October 12, 1994 (Reg. No. 33-56007) and October 27, 1994 (Reg. No. 33-56183),
          respectively.

  (/2/) For purposes of calculating the filing fee only. Upon consummation of the Merger, each outstanding share of Santa Fe Pacific Corporation common stock, par value $1.00 per share, will be converted into the right to receive 0.34 shares of Burlington Northern Inc. common stock, no par value. The proposed maximum aggregate value of the transaction described in the preliminary proxy materials is $3,148,047,091 (calculated based on the number of shares of Santa Fe Pacific Corporation common stock outstanding as of October 19, 1994, the average of the high and low reported prices of Burlington Northern Inc. common stock on October 21, 1994 and the exchange ratio of 0.34). The filing fee is one-fiftieth of that amount.

[x] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)    Amount Previously Paid:...................$1,145,590

    (2)    Form, Schedule or Registration
           Statement No.:............................Preliminary Proxy
                                                     Statement
                                                     Registration Statement
                                                     on Form S-4
                                                     (Reg. No. 33-56007)
                                                     Registration Statement
                                                     on Form S-4, as amended
                                                     (Reg. No. 33-56183)
    (3)    Filing Party:          ...................Burlington Northern
                                                     Inc./Santa Fe
                                                     Pacific Corporation
    (4)      Date filed:          ...................August 8, 1994
                                  ...................October 12, 1994
                                  ...................October 27,1994

                   [BURLINGTON NORTHERN INC. LOGO NEWS]


ADVERTISEMENT RELEASED FEBRUARY 2, 1995


     A message for Burlington Northern Inc. shareholders:

                                 KEEP YOUR
                               BN INVESTMENT
                                 GROWING.

                                 VOTE FOR
                              THE BN-SANTA FE
                               MERGER TODAY.

            A BURLINGTON NORTHERN-SANTA FE COMBINATION OFFERS:

BETTER SHAREHOLDER VALUE. The BN and Santa Fe rail networks complement each other. Therefore, the combined railroad will open up new markets for shippers by providing a competitive, single-line service across the western United States. The result: tremendous new growth opportunities and higher returns for our shareholders. Projected cost savings, combined with increased revenue, are expected to deliver some $560 million of new operating income within three years of consummation (excluding certain non-cash items). Earnings per share are expected to increase substantially.

QUICK GOVERNMENT APPROVAL. Regardless of which government agency is ultimately responsible for reviewing rail mergers, many observers expect approval of a BN-Santa Fe merger within six to twelve months. BN and Santa Fe have petitioned the Interstate Commerce Commission to have their pending merger application reviewed under the 180-day timeline recently proposed by the ICC. The result: greater shareholder value sooner.

CONTINUING GROWTH FROM YOUR BN INVESTMENT. BN's record-setting 1994 financial performance has set the benchmark for 1995. The financial community has estimated that BN's 1995 earnings will grow by at least 20 percent over the $4.27 earned per share in 1994, adding more shareholder value to your investment in BN. Santa Fe also reported record earnings for 1994, and estimates that its revenues will grow 7 percent and operating income will top $500 million, a 15-percent increase, in 1995.
The result: a combined railroad with an estimated $8 billion in revenues that is expected to generate operating income exceeding $1.5 billion and an operating ratio near 80 percent.

                     VOTE FOR THE BN-SANTA FE MERGER.

                      SIGN, DATE AND MAIL YOUR PROXY

            (THE CREAM-COLORED CARD WITH THE BLUE STRIPE) TODAY.


                                 [BN LOGO]

IMPORTANT NOTICE TO BN SHAREHOLDERS: Regardless of the number of shares you own, it is important that they be represented at the BN shareholders' meeting scheduled for Tuesday, February 7, 1995. Even if you have sold your shares since the December 27, 1994, record date, as the holder of record you are still entitled to exercise your right to vote. We urge you to vote FOR the BN/Santa Fe merger. Should you have any questions or need assistance in voting your Burlington Northern proxy, please call our proxy solicitor, Kissel-Blake Inc. at 1-800-554-7730.